SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  March 17, 2006


                                 CANEUM, INC.
              (Exact Name of Registrant as Specified in Charter)


NEVADA                             000-30874              33-0916900
(State or Other Jurisdiction       (Commission            (IRS Employer
of Incorporation)                  File Number)           Identification No.)


170 Newport Center Drive, Suite 220, Newport Beach, CA      92660
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:  (949) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

  * Pursuant to the terms of the Consulting Agreement with Robert Mitro, we issued 5,814 shares of common stock for services provided in the month of February. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Mitro was an accredited investor as defined in Rule 501 of Regulation D at the time of each issuance. Mr. Mitro delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate evidencing such shares. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. He represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the stock issuance. No underwriting discounts or commissions were paid in connection with the transaction.

  * On January 2, 2006 we initiated an offering of up to 1,700,000 shares of common stock for gross proceeds of $1,275,000. Each investor will also receive stock purchase warrants at a rate of 50% of the shares purchased. The warrants are exercisable through March 31, 2013 at $1.00 with certain incentive discounts to the exercise price available through March 31, 2010. These shares were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. The additional investors are:

                              Number         Number
          Name                of Shares      of Warrants    Amount
          ----                ---------      -----------    ------
          Roger Goulette      33,333         16,667         $25,000
          Luyen Dang          66,667         33,333         $50,000

     The investors were accredited investors as defined in Rule 501 of Regulation D at the time of the purchase. The investors delivered appropriate investment representations with respect to the purchase of the shares and consented to the imposition of restrictive legends upon the certificates evidencing such shares and warrants. The investors represented that they had not purchased the shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The investors also represented that they had received a term sheet describing the offering and had received copies of, or had access to, all of the reports made by us with the Securities and Exchange Commission. The investors further represented that they had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the sale of these shares.

  * On February 17, 2006, our compensation committee approved an engagement agreement with Ronald Vance, our secretary and outside counsel.
     Pursuant to the terms of that engagement agreement we granted 5,813 shares to Mr. Vance for services rendered. All of the shares were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Vance was a sophisticated investor as defined in Rule 501 of Regulation D at the time of the granting. He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the certificate evidencing the shares. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Vance was provided access to information similar to the type of information which would be included in a prospectus and was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the issuance. No underwriting discounts or commissions were paid in connection with the issuance.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Caneum, Inc.

Date:  March 17, 2006                   By /s/ Sukhbir Singh Mudan
                                        Sukhbir Singh Mudan, President



                                      3